EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:                      March 26, 2009

FINANCIAL EDGE FUND, L.P. By: PL CAPITAL, LLC General Partner By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member
FINANCIAL EDGE-STRATEGIC FUND, L.P. By: PL CAPITAL, LLC General Partner By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member
PL CAPITAL/FOCUSED FUND, L.P. By: PL CAPITAL, LLC General Partner By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member

MILW

GOODBODY/PL CAPITAL, L.P. By: GOODBODY/PL CAPITAL, LLC General Partner By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member
GOODBODY/PL CAPITAL, LLC By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member
PL CAPITAL, LLC By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member
PL CAPITAL ADVISORS, LLC By: /s/John Palmer /s/Richard Lashley John Palmer Richard Lashley Managing Member Managing Member

MILW

RED ROSE TRADING ESTONIA OU By: /s/Irving A. Smokler Irving A. Smokler Principal

By: /s/John W. Palmer John W. Palmer
By: /s/Richard J. Lashley Richard J. Lashley
By: /s/Beth Lashley Beth Lashley
By: /s/Irving A. Smokler Irving A. Smokler